Exhibit 1.01

Pointer Telocation Ltd.

Conflict Minerals Report

For The Year Ended December 31, 2014

This conflict minerals report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain so-called conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). The reporting requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo or an adjoining country.

Reasonable Country of Origin Inquiry (RCOI)

We conducted an analysis of our products and found that each of tin, tantalum, tungsten, and gold can be found in our products. Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1. The affected suppliers were contacted and requested to provide Conflict Minerals data in the CFSI Conflict Minerals Reporting Template. The results are summarized below under “Results for the 2014 Calendar Year”. In accordance with the SEC final rules, we are required to exercise, and have exercised, due diligence in reviewing the Conflict Minerals’ source and chain of custody and to follow a nationally or internationally recognized due diligence framework. Due to the size and complexity of our supply chain, it will take time for all of our suppliers to verify the origin of any conflict minerals. By using our supply chain due diligence processes and continuing our outreach efforts, we intend to continue developing transparency into our supply chain.

Pointer has adopted a policy and methodology in accordance with Annex I, Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain from the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework").

1. Products. We are a leading provider of mobile resource management (MRM) products and services for the automotive, insurance industries and other mobile tracking markets (such as cargo, assets, shipping, containers, etc.). Our products segment Cellocator, is focused on the design, development and production of leading MRM products including: devices for asset tracking; fleet management and security products. These products are both sold worldwide to third party MRM service providers, as well as internally to our own MRM service provider segment Pointer. Communication systems contained within our products and tracking hardware utilize either radio frequency or GPRS/GSM technologies. Cellocator has manufactured and contracted to manufacture products as to which certain Conflict Minerals are necessary to the functionality or production of such products. Our services segment Pointer, offers a range of MRM services including inter alia: asset tracking; fleet management services; and stolen vehicle retrieval services (SVR). Pointer services are provided primarily in Israel, Brazil, Argentina, Mexico, South Africa and Romania and are sold as a bundle which includes both customizable software-as-a-service (SaaS) and our state-of-the-art Cellocator products, which are accordingly calibrated to meet the individual demands of customers and their software needs.

2. Policy. Pointer has continued to implement and communicate its policy (the “Policy”) and methodology, as well as a reasonable and documented due diligence process, consistent with the OECD Guidelines, to determine the use, source, and origin of conflict minerals in our global product portfolio. Additionally, we (i) work closely with our vendors to determine the potential use of conflict minerals in our supply chain, and (ii) request our vendors to conduct the necessary due diligence and provide us with proper verification of the source of the materials used in their products.

3. Due Diligence Process. For the calendar year 2014, Pointer adopted a policy and methodology that is in accordance with Annex I, Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain from the OECD. The five (5) steps of this framework include (1) establishing strong company management systems, (2) identifying and assessing risk in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) carrying out independent third-party audits of supply chain due diligence at identified points in the supply chain, and (5) reporting on supply chain due diligence.

Step 1 – Establish strong company management systems: Pointer has adopted and communicated the Policy to the public. This policy can be found on Pointer’s website http://www.pointer.com/about/corporate-governance/. Pointer structured a Conflict Minerals Task Force comprised of individuals from various areas within the organization to support the process of supply chain due diligence. This includes implementing a system of controls to aid in the transparency over the mineral supply chain. This includes, but is not limited to the chain of custody and/or traceability of identifying upstream actors in the supply chain.

Step 2 – Identify and assess risk in the supply chain: Pointer held meetings with Management from various departments to discuss the applicable definitions of “manufacturer” and/or “contract to manufacture”. Through this process, Pointer identified products that are affected by the 3TG minerals and mapped them to their respective vendors. Pointer evaluated approximately 972 private branded products, sourced from over 117 vendors determining that all Pointer private branded products were subject to the RCOI survey process.

Step 3 – In situations where it was determined that a “conflict mineral” is necessary for the functionality or production of at least one of our products, we carried out a reasonable country of origin inquiry (“RCOI") with identified vendors. These identified vendors were surveyed through the RCOI Survey process using the Conflict Minerals Reporting Template published by the Conflict Free Sourcing Initiative (formally known as EICC GeSI Template). Following the RCOI the Company performed design and implementation of a strategy to respond to identified risks. From the risks identified above, Pointer discussed this assessment with the Management group and subsequently designed and implemented a strategy to respond to such risks. This strategy included the development of standard operating procedure (“SOP”) Pointer will utilize to identify and act on supply chain risks. These procedures include, but are not limited to, performing testing procedures and conducting post implementation reviews.

Step 4 – Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain: Pointer does not have a direct relationship with the smelters and refiners in our supply chain, nor do we perform direct audits of the entities that provide our supply chain the 3TG. However, we do rely upon industry (for example, EICC and CFSI) efforts to influence smelters and refineries to get audited and certified through CFSI's CFS program.

Step 5 – Report on supply chain due diligence: Pointer has compiled its results and filed this report in accordance with Rule 13p-1 through the use of the Form SD and the attachment of a Conflict Minerals Report (“CMR”). Further information is also available by reviewing the Pointer’s Conflict Minerals Policy at http://www.pointer.com/about/corporate-governance/.

4. Results for the 2014 Calendar Year

The Conflict Mineral process, as described above, allowed Pointer to identify in-scope products and the corresponding vendors. The survey population included approximately 672 products across 70 vendors. Pointer received survey responses from 45 vendors covering approximately 619 products, or 92% of the population of products surveyed. However, the results from these surveys did not allow Pointer to determine with certainty the origin of the conflict minerals used in our products. Annex A to this Report lists the facilities which, to the extent known, processed necessary conflict minerals that may have been used in our products.

5. Steps Pointer Will Take Subsequent to the End of Calendar Year 2014

The due diligence process discussed above is an ongoing process. As Pointer continues to conduct due diligence on its products, it will continue to refine procedures to meet the goals and adhere to values set forth in the policy outlined above.

This Conflict Minerals Report was not subjected to an independent private sector audit as not required by paragraph (c)(1)(iv) of the instructions to Item 1.01.

Annex A

Metal (*)	Smelter Name	Country
Tungsten	A.L.M.T. Corp.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti	BRAZIL
Gold	Argor Heraeus	SWITZERLAND
Gold	Asahi Pretec Corp	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Tungsten	ATI Tungsten Materials	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation	CANADA
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Yunnan Copper Industry Co Ltd	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Tin	China Rare Metal Materials Company	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Gold	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Gold	Colt Refining	UNITED STATES
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tin	Alpha	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA

Tin	CV United Smelting	INDONESIA
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN
Tantalum	Duoluoshan	CHINA
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tantalum	Exotech	UNITED STATES
Tantalum	F&X	CHINA
Tin	Fenix Metals	POLAND
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	HERAEUS HONG KONG	HONG KONG
Gold	Heraeus Germany,Heraeus Hanau,Heraeus Materials Technology GMBH&CO.KG,W.C. Heraeus GmbH	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co Ltd	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Tin	Jiangxi Nanshan	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tantalum	Jiujiang Jinxin Nonferous Metals Co., Ltd	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA

Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	Ekaterinburg	RUSSIAN FEDERATION
Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Gold	Kazzinc Ltd	KAZAKHSTAN
Tungsten	Kennametal Fallon	UNITED STATES
Gold	Kennecott Utah Copper LLC	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tantalum	LMS Brasil S.A.	BRAZIL
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Tin	Malaysia Smelting Corp	MALAYSIA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Tin	Metallo Chimique	BELGIUM
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Switzerland	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tin	Mineração Taboca S.A.	BRAZIL
Tantalum	Mineração Taboca S.A	BRAZIL
Tin	Minsur	PERU
Gold	Mistubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Mitsui	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND

Gold	Ohio Precious Metals	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC The Gulidov Krasnoyarsk Non-Ferrous Metals Plant (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky	RUSSIAN FEDERATION
Tin	PT Alam Lestari Kencana	INDONESIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	CV DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	PT REFINED BANGKA TIN	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Gold	PT Tambang Timah	INDONESIA
Tin	PT Timah	MALAYSIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Gold	PX Precinox	SWITZERLAND
Tantalum	QuantumClean	UNITED STATES
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA

Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA
Gold	CANADA	320 Sussex Drive
Tin	RUI DA HUNG TECHNOLOGY MATERIALS CO.,LTD	TAIWAN
Gold	Sabin	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON METALS corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	Shyolkovsky	RUSSIAN FEDERATION
Tin	Soft Metais, Ltda.	BRAZIL
Gold	Solar Applied Materials Taiwan	TAIWAN
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Tantalum	Taki Chemical	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex	UNITED STATES
Tin	Thaisarco	THAILAND
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Tantalum	Ulba	KAZAKHSTAN
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co Ltd	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA
Tin	YTCL,Yuntinic Resources Inc.,Smelting Branch of Yunnan Tin Company Limited,Yun Nan Tin Co. LTD	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

Tantalum	Zhuzhou Cement Carbide	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas LTDA	BRAZIL
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	INDONESIA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Plansee SE Liezen	AUSTRIA
Tungsten	H.C. Starck GmbH	THAILAND
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Plansee	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Kemet Blue Powder	UNITED STATES